                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-36754 of BJ Services Company on Form S-8/A (the "Registration Statement") of our report dated November 24, 1997 (December 15, 1997 as to Notes 6 and 14) appearing in the Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1997, and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.


Deloitte & Touche LLP

Houston, Texas
January 29, 1998